UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

CIL&D, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., 4th Floor

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

As previously disclosed, on June 29, 2015, CIL&D, LLC (the “Company”) sold its wholly-owned subsidiary, Kaiser Eagle Mountain, LLC to Eagle Mountain Acquisition LLC (the “Buyer”), for $24,950,000 and other consideration. The $24,950,000 portion of the consideration for the sale of KEM was paid at closing as follows:

•	$1,700,000 in cash was paid at closing less closing adjustments and holdbacks;

•	Buyer’s promissory note in the principal amount of $4,250,000 (the “Senior Note”) bearing interest at the rate of six percent (6.00%) per annum with a due date of February 29, 2016; and

•	Buyer’s promissory note in the original principal amount of $19,000,000 (the “Junior Note”) bearing interest at 5.71% per annum with an initial due date of February 29, 2016, but if the Senior Note is timely paid, the maturity date of the Junior Note may be extended by Buyer so that its stated maturity date would be May 31, 2025. Interest on the Junior Note accrues and becomes a part of the principal balance of the Junior Note. The Junior Note provides for prepayment in full after March 31, 2016, in an amount of $33,106,581, less any amounts of principal or interest previously paid, in order to compensate the Company for the full expected value of the Junior Note. Additionally, the Junior Note requires three separate financial risk payments of (i) $5,000,000 at May 31, 2018, (ii) $7,000,000 at February 28, 2019, and (iii) $8,000,000 at September 30, 2020, if the Junior Note remains outstanding as of those dates and the financing for the Project has not closed at such dates (the “Financing Risk Loans”). The first two Financing Risk Loans would bear interest at eight percent (8.00%) per annum and the interest would be paid in cash monthly. If the third Financing Risk Loan should occur, all of the Financing Risk Loans thereafter would bear interest at twelve percent (12%) per annum and the interest would be paid in cash monthly. Each Financing Risk Loan would have a stated maturity of May 31, 2025. There are certain events that accelerate payment of the Junior Note and the Financial Risk Loans, in whole or in part, such as the Project’s receipt of construction financing and the occurrence of an event of default under the Junior Note, the Financial Risk Loans and the documents securing their payment and performance.

On February 24, 2016, Buyer paid the Senior Note and exercised its election to extend the scheduled maturity date of the Junior Note to May 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC
(REGISTRANT)

Date: February 25, 2016	/s/ Richard E. Stoddard
Richard E. Stoddard
Managing Liquidation Director

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